Exhibit 21

A. T. Massey Coal Company, Inc.
Alex Energy, Inc.
Alpha American Coal Company, LLC
Alpha American Coal Holding, LLC
Alpha Appalachia Holdings, Inc.
Alpha Appalachia Services, Inc.
Alpha Australia, LLC
Alpha Australia Services, LLC
Alpha Coal India Private Limited
Alpha Coal Resources Company, LLC
Alpha Coal Sales Co., LLC
Alpha Coal Sales International Limited
Alpha Coal West, Inc.
Alpha European Sales, Inc.
Alpha Gas and Oil Company
Alpha India, LLC
Alpha Land and Reserves, LLC
Alpha Midwest Holding Company
Alpha Natural Resources, Inc.
Alpha Natural Resources, LLC
Alpha Natural Resources International, LLC
Alpha Natural Resources Services, LLC
Alpha Natural Resources Singapore Private Limited
Alpha PA Coal Terminal, LLC
Alpha Shipping and Chartering, LLC
Alpha Sub One, LLC
Alpha Sub Two, LLC
Alpha Terminal Company, LLC
Alpha Wyoming Land Company, LLC
AMFIRE, LLC
AMFIRE Holdings, LLC
AMFIRE Mining Company, LLC
AMFIRE WV, L.P.
ANR Receivables Funding, LLC
Appalachia Coal Sales Company, Inc.
Appalachia Holding Company
Aracoma Coal Company, Inc.
Austin Rubber Company LLC
Axiom Excavating and Grading Services, LLC
Bandmill Coal Corporation
Bandytown Coal Company
Barbara Holdings Inc.
Barnabus Land Company
Belfry Coal Corporation
Ben Creek Coal Company
Big Bear Mining Company
Black Castle Mining Company, Inc.
Black Dog Coal, LLC
Black King Mine Development Co.
Black Mountain Cumberland Resources, Inc.
Black Mountain Resources LLC
Boone East Development Co.
Brooks Run Mining Company, LLC
Brooks Run South Mining, LLC
Buchanan Energy Company, LLC
Castle Gate Holding Company

Central Penn Energy Company, Inc.
Ceratech, Inc.1
Ceratech USA Holdings, LLC
Clear Fork Coal Company
Coal Gas Recovery II, LLC2
Coal Handling Solutions LLC3
Coral Energy Services, LLC
Covington Handling LLC4
Crystal Fuels Company
Cumberland Coal Resources, LP
Dehue Coal Company
Delbarton Mining Company
Delta Mine Holding Company
Dickenson-Russell Coal Company, LLC
Dickenson-Russell Land and Reserves, LLC
Dominion Terminal Associates5
DRIH Corporation
Dry Systems Technologies, Inc.
Duchess Coal Company
Eagle Energy, Inc.
Elk Run Coal Company, Inc.
Emerald Coal Resources, LP
Enterprise Mining Company, LLC
Esperanza Coal Co., LLC
Excelven Pty Ltd.6
Foundation Mining, LLC
Foundation PA Coal Company, LLC
Foundation Royalty Company
Freeport Mining, LLC
Freeport Resources Company, LLC
Green Source Holdings LLC7
Goals Coal Company
Gray Hawk Insurance Company
Green Valley Coal Company
Greyeagle Coal Company
Harlan Reclamation Services LLC
Herndon Processing Company, LLC
Highland Mining Company
Hopkins Creek Coal Company
Independence Coal Company, Inc.
Jacks Branch Coal Company
Jay Creek Holding, LLC
Joboner Coal Company
Kanawha Energy Company
Kepler Processing Company, LLC
Kingsport Handling LLC8
Kingsport Services LLC9
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1 Alpha Natural Resources, LLC owns a 8.76% interest.
2 Pennsylvania Land Resources Holding Company, LLC owns 100% interest (Pennsylvania Services Corporation owns a 50% interest in Pennsylvania Land Resources Holding Company, LLC.)
3 Martin County Coal Corporation owns a 45.34% interest; Road Fork Development Company, Inc. owns a 4.66% interest.
4 Coal Handling Solutions LLC owns a 100% interest (Martin County Coal Corporation owns a 45.34% interest and Road Fork
5 Alpha Terminal Company, LLC owns a 40.6% interest.
6 Alpha Natural Resources, LLC owns a 24.5% interest.
7 Alpha Natural Resources, LLC owns a 6.69% interest.
8 Tennessee Energy Corp. owns a 50% interest.
9 Tennessee Consolidated Coal Company owns a 50% interest.

Kingston Mining, Inc.
Kingwood Mining Company, LLC
Knox Creek Coal Corporation
Lauren Land Company
Laxare, Inc.
Litwar Processing Company, LLC
Logan County Mine Services, Inc.
Long Fork Coal Company
Lynn Branch Coal Company, Inc.
Mahatamil Mining and Thermal Energy Limited10
Maple Meadow Mining Company
Marfork Coal Company, Inc.
Marshall Land LLC11
Martin County Coal Corporation
Maxxim Rebuild Co., LLC
Maxxim Shared Services, LLC
Maxxum Carbon Resources, LLC
Maysville Handling LLC12
McDowell-Wyoming Coal Company, LLC
Mill Branch Coal Corporation
Mountaineer Capital, LP13
Neweagle Industries, Inc.
New Ridge Mining Company
New River Energy Corporation
Nicewonder Contracting, Inc.
North Fork Coal Corporation
Omar Mining Company
Paramont Coal Company Virginia, LLC
Paynter Branch Mining, Inc.
Peerless Eagle Coal Co.
Pennsylvania Land Holdings Company, LLC
Pennsylvania Land Resources Holding Company, LLC
Pennsylvania Land Resources, LLC
Pennsylvania Services Corporation
Performance Coal Company
Peter Cave Mining Company
Pigeon Creek Processing Corporation
Pilgrim Mining Company, Inc.
Pioneer Fuel Corporation
Plateau Mining Corporation
Power Mountain Coal Company
Premium Energy, LLC
Rawl Sales & Processing Co.
Republic Energy, Inc.
Resource Development LLC
Resource Land Company LLC
River Processing Corporation
Riverside Energy Company, LLC
Riverton Coal Production Inc.
Road Fork Development Company, Inc.
Robinson-Phillips Coal Company
Rockspring Development, Inc.
____________________________
10 Alpha Natural Resources International, LLC owns a 0.44% interest.
11 Tucson Limited Liability Company owns a 50% interest.
12 Coal Handling Solutions LLC owns a 100% interest (Martin County Coal Corporation owns a 45.34% interest and Road Fork Development Company, Inc. owns a 4.66% interest in Coal Handling Solutions LLC.)
13 Elk Run Coal Company, Inc. owns a 54% interest.

Rostraver Energy Company
Rum Creek Coal Sales, Inc.
Russell Fork Coal Company
Scarlet Development Company
Shannon-Pocahontas Coal Corporation
Shannon-Pocahontas Mining Company
Sidney Coal Company, Inc.
Simmons Fork Mining, Inc.
Solomons Mining Company
Spartan Mining Company
Stirrat Coal Company
Sycamore Fuels, Inc.
T. C. H. Coal Co.
Tennessee Consolidated Coal Company
Tennessee Energy Corp.
Town Creek Coal Company
Trace Creek Coal Company
Tucson Limited Liability Company
Twin Star Mining, Inc.
Twisted Gun, LLC14
Vantage Mining Company
Wabash Mine Holding Company
Warrick Holding Company
West Kentucky Energy Company
West Virginia Media Partners, LP15
White Buck Coal Company
Williams Mountain Coal Company
Wyomac Coal Company, Inc.
Wyoming Quality Healthcare Coalition, LLC16

____________________________
14 Premium Energy, LLC owns a 33.33% interest.
15 Alpha Appalachia Services, Inc. owns a 3.6% interest.
16 Alpha Coal West, Inc. owns a 33-1/3% interest.